Securities and Exchange Commission

                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                          Securities Exchange Act 1934

                          Date of Report March 15, 2001

                          -----------------------------
                        (Date of earliest event reported)



                              MidAmerican Energy Company

                              ---------------------

                (Exact name of registrant as specified in its charter)



      Iowa                      1-11505                            42-1425214
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(State or other            (Commission File                   (IRS Employer
 jurisdiction of               Number)                      Identification No.)
 incorporation or
 organization)



 666 Grand Avenue, PO Box 657, Des Moines, Iowa                      50303-0657
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(Address of principal executive offices)                              Zip Code




Registrant's Telephone Number, including area code:  (515) 242-4300
                                                    ----------------




                                       N/A

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         (Former name or former address, if changed since last report)

Item 5.   Other Events

On March 14, 2001, the Office of the Consumer Advocate of the Iowa Department of Justice (OCA) filed a petition with the Iowa Utilities Board (IUB) to reduce the Registrant's Iowa retail electric rates by approximately $77 million annually. This filing will be contested by the Registrant and, under Iowa law, the IUB must rule on the petition within ten months from March 14, 2001. Iowa law provides that the rates collected after the filing of the petition are subject to refund with interest if they exceed rates finally approved by the IUB.

A pricing plan settlement agreement entered into in 1997 among the Registrant, the OCA and other parties pursuant to a rate proceeding before the IUB establishing the Registrant's Iowa retail electric rates, expired on December 31, 2000. With limited exceptions, the pricing plan settlement agreement precluded the Registrant from seeking an increase in these rates and the other parties, including the OCA, from seeking a decrease in rates prior to January 1, 2001. The rates established by the pricing plan settlement agreement will remain in effect until either the plan is renegotiated or a change in rates is approved by the IUB pursuant to the rate proceeding initiated by the OCA.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            MidAmerican Energy Company

Dated:  March 15, 2001              By:     /s/  Paul J. Leighton
                                        ----------------------------------------
                                            Paul J. Leighton
                                            Vice President, Corporate Secretary
                                              and Assistant General Counsel